EXHIBIT 99.1
23andMe Reports Third Quarter Fiscal Year 2025 Financial Results

Company Notes Continued Concerns Regarding Liquidity and Consideration of Potential Ways to Address Operational and Financial Challenges

SUNNYVALE, Calif., January 28, 2025 -- 23andMe Holding Co. (Nasdaq: ME) (“23andMe,” the “Company,” “we,” “us,” and “our”), a leading human genetics company with a mission to help people access, understand, and benefit from the human genome, reported its financial results for the third quarter (“Q3”) of fiscal year 2025 (“FY25”), which ended December 31, 2024.

Notable Items in Q3 of FY25
•We recognized $19.3 million of non-recurring research services revenue pursuant to the 2023 GSK Amendment. This revenue represents substantially all remaining revenue associated with the 2023 GSK Amendment. We received the cash associated with this revenue in Q3 of FY24.
•Consumer Services Revenue was 8% lower compared to the prior year quarter, with revenue of $39.6 million in Q3 of FY25 compared to $42.9 million in Q3 of FY24. This is the result of a $6.4 million decrease in PGS revenue due to lower kit sales and lower average selling prices and a $1.5 million decrease in Telehealth revenue. These decreases were partially offset by growth in our PGS membership services revenue of $4.6 million.
•The previously disclosed $30 million settlement of the consolidated U.S. class action resulting from the cyber incident disclosed in 2023 was not unconditionally approved by the U.S. District Court for the Northern District of California. The Court excluded arbitration claimants from the conditional approval. The Company has made efforts to reach a settlement that would include all U.S. affected customers, but to date such efforts have not been successful.
•We implemented a 40% reduction in force with anticipated cost savings of more than $35 million annually, and discontinued our Therapeutics business to reduce expenses.
•We ended the period with cash and cash equivalents of $79.4 million as of December 31, 2024 compared to $126.6 million as of September 30, 2024 and $216.5 million as of March 31, 2024. We will need to raise additional liquidity to fund our operations and financial commitments.

Balance Sheet and Liquidity
23andMe ended December 31, 2024 with cash and cash equivalents of $79.4 million, compared to $126.6 million as of September 30, 2024 and $216.5 million as of March 31, 2024. 23andMe has no debt on its balance sheet.

We will need additional liquidity to fund our operations and financial commitments for the 12 months after the issuance date of the unaudited interim condensed consolidated financial statements included in the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2024 to be filed with the Securities and Exchange Commission. Accordingly, management has determined that there is substantial doubt about the Company’s ability to continue as a going concern.

To improve our financial condition and liquidity position, we are attempting to raise additional capital. In addition, we are working to implement cost-cutting measures, including additional reductions in operating expenses, negotiating terminations of our long-term real estate leases, and attempting to reach a settlement covering all U.S. customers affected by the cyber incident as well as to resolve non-U.S. litigation and ongoing investigations from various governmental agencies arising from the cyber incident.

Our ability to continue as a going concern will be contingent upon our ability to successfully implement steps such as those referenced above. If we fail to do so and are unable to raise sufficient capital or enter into a strategic transaction, we would be forced to modify or cease operations, or take other actions.

Q3 Fiscal 2025 Financial Results

Continuing Operations
Total Revenue for FY25 Q3 was $60.3 million, compared to $44.7 million for the same period in the prior year. The increase was primarily driven by the recognition of $19.3 million of non-recurring research services revenue related to the 2023 GSK Amendment (the “Non-Recurring Revenue Recognition”), which represents substantially all remaining revenue associated with the 2023 GSK Amendment. We received the cash associated with this revenue in Q3 of FY24. The increase was also due to growth in our PGS membership services revenue of $4.6 million. These increases were offset by a $7.9 million decrease in other consumer services revenue, driven mainly by a decrease of $6.4 million caused by lower

PGS kit sales volume and lower average selling prices for kits, and a $1.5 million decrease in telehealth orders during the quarter.

Operating expenses for FY25 Q3 were $68.2 million, compared to $282.6 million for the same period in the prior year. The decrease in operating expenses was primarily due to a $198.8 million non-cash goodwill impairment charge taken in the prior year quarter (the “FY24 Q3 Impairment Charge”). The decrease was also driven by lower personnel-related expenses, primarily due to lower non-cash stock-based compensation expenses due to a charge of $10.8 million taken in the prior year quarter, and lower advertising and brand-related spend. The decreases were partially offset by severance charges related to the previously disclosed November 2024 reduction in force, additional costs related to the recruitment and appointment of three independent directors in order to regain compliance with the Nasdaq listing rules (the “Independent Director Costs”), and higher legal and finance expenses incurred to support the Special Committee of the Board of Directors.

Net loss for FY25 Q3 was $26.8 million compared to a net loss of $259.7 million in the prior year quarter. Such improvement was due to the reasons discussed above, primarily the Non-Recurring Revenue Recognition and the FY24 Q3 Impairment Charge.

Non-GAAP Adjusted EBITDA (as defined below) for FY25 Q3 was a loss of $13.0 million compared to a loss of $32.5 million in the prior year quarter. The improvement in Adjusted EBITDA was primarily due to increased research services revenue as a result of the recognition of $19.3 million of non-recurring GSK research services revenue, lower advertising and brand-related spend, and higher PGS membership services revenue. These improvements were partially offset by lower other consumer services revenue, the Independent Director Costs, and higher legal and finance expenses to support the Special Committee, as well as severance charges related to the November 2024 reduction in force. Please refer to the tables below for a reconciliation of U.S. GAAP to Non-U.S. GAAP financial measures.

Discontinued Operations
Upon closure of substantially all operations in our Therapeutics operating segment on November 11, 2024, the Company includes the now-former Therapeutics operating segment, less amounts for corporate shared services, in discontinued operations for all periods presented. Following the closure, the Company now operates in a single operating segment.

Net loss from discontinued operations for FY25 Q3 was $18.8 million compared to $18.3 million for the same period in the prior year. The increase in net loss was primarily driven by expenses taken to write off lab facilities and related assets as we discontinued further development of the Company’s Therapeutics programs. This increase was mostly offset by lower personnel-related expenses due to the Company’s previously-disclosed reductions in force and significantly reduced lab-related R&D spend.

Litigation
On December 4, 2024, the U.S. District Court for the Northern District of California granted preliminary conditional approval of the previously announced settlement agreement under which the Company would agree to pay $30 million and implement certain remedial measures to resolve all claims by U.S. customers (who do not opt out) arising out of the Company’s cyber security incident disclosed in October 2023. The Court’s order granting preliminary approval of the settlement was conditioned on the parties’ acceptance of certain modifications to the settlement agreement, including the exclusion from the settlement class of customers who have chosen to exercise their right to arbitrate, whether by making a demand for arbitration or by filing a formal complaint with the arbitral forum. Following the December 4, 2024 order, the parties have engaged in discussions regarding a potential settlement that would resolve all claims by U.S. customers, including those who choose to exercise arbitration rights. To date, such discussions have not resulted in a revised settlement.

About 23andMe
23andMe is a genetics-led consumer healthcare and research company empowering a healthier future. For more information, please visit investors.23andme.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the future performance of 23andMe’s businesses, the Company’s ability to execute on its business plan and cost-savings measures, and the Company’s ability to continue as a going concern. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s strategy, financial position, financial projections, funding for continued operations, cash reserves, projected costs, database growth, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," “predicts,” "continue," "will," “schedule,”

and "would" or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Use of Non-GAAP Financial Measures
To supplement the 23andMe’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release includes references to Adjusted EBITDA, a non-GAAP financial measure that is defined as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including but not limited to: litigation settlements, gains or losses on dispositions of subsidiaries, transaction-related costs, and cybersecurity incident expenses, net of probable insurance recoveries, if applicable for the periods presented. 23andMe has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Adjusted EBITDA is a key measure used by 23andMe’s management and the Board of Directors to understand and evaluate operating performance and trends, to prepare and approve 23andMe’s annual budget and to develop short- and long-term operating plans. 23andMe provides Adjusted EBITDA because 23andMe believes it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry and it facilitates comparisons on a consistent basis across reporting periods. Further, 23andMe believes it is helpful in highlighting trends in its operating results because it excludes items that are not indicative of 23andMe’s core operating performance. In particular, 23andMe believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of 23andMe’s business. Accordingly, 23andMe believes that Adjusted EBITDA provides useful information in understanding and evaluating operating results in the same manner as 23andMe’s management and Board of Directors.

In evaluating Adjusted EBITDA, you should be aware that in the future 23andMe will incur expenses similar to the adjustments in this presentation. 23andMe’s presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. When evaluating 23andMe’s performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and other GAAP results. Adjusted EBITDA is our best proxy for cash burn. Adjusted EBITDA is presented for continuing operations only.

Contacts
Investors: investors@23andMe.com
Media: press@23andMe.com

23andMe Holding Co.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Service	$54,767	$38,071	$127,960	$134,097
Product	5,495	6,676	16,787	21,513
Total revenue	60,262	44,747	144,747	155,610
Cost of revenue:
Service	17,872	22,134	54,069	74,991
Product	2,564	2,928	8,186	9,470
Total cost of revenue	20,436	25,062	62,255	84,461
Gross profit	39,826	19,685	82,492	71,149
Operating expenses:
Research and development	20,216	23,897	80,050	77,524
Sales and marketing	17,950	27,925	50,609	69,541
General and administrative	19,391	31,780	75,534	108,742
Restructuring and other charges	10,642	217	10,866	4,642
Goodwill impairment	—	198,800	—	198,800
Total operating expenses	68,199	282,619	217,059	459,249
Loss from operations	(28,373)	(262,934)	(134,567)	(388,100)
Other income:
Interest income, net	1,282	3,230	5,865	11,289
Other income, net	316	23	312	501
Loss before income taxes	(26,775)	(259,681)	(128,390)	(376,310)
Provision for (benefit from) income taxes	—	19	(41)	55
Net loss from continuing operations	(26,775)	(259,700)	(128,349)	(376,365)
Net loss from discontinued operations	(18,760)	(18,276)	(45,689)	(81,505)
Net loss	(45,535)	(277,976)	(174,038)	(457,870)
Other comprehensive income, net of tax	—	—	—	620
Total comprehensive loss	$(45,535)	$(277,976)	$(174,038)	$(457,250)
Net loss per share from continuing operations of Class A and Class B common stock attributable to common stockholders, basic and diluted (1)	$(1.02)	$(10.80)	$(5.02)	$(15.92)
Net loss per share from discontinued operations of Class A and Class B common stock attributable to common stockholders, basic and diluted (1)	$(0.71)	$(0.76)	$(1.79)	$(3.45)
Net loss per share of Class A and Class B common stock attributable to common stockholders, basic and diluted (1)	$(1.73)	$(11.56)	$(6.81)	$(19.37)
Weighted-average shares used to compute net loss per share (1):
Basic and diluted (1)	26,349,226	24,040,478	25,567,008	23,634,161
(1)    Amounts have been adjusted to reflect the reverse stock split that became effective on October 16, 2024.

23andMe Holding Co.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2024	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$79,350	$216,488
Restricted cash	1,664	1,399
Accounts receivable, net	10,073	3,324
Inventories	21,407	12,465
Deferred cost of revenue	9,920	4,792
Prepaid expenses and other current assets	38,106	15,441
Current assets of discontinued operations	1,057	1,400
Total current assets	161,577	255,309
Property and equipment, net	19,226	22,499
Operating lease right-of-use assets	35,013	38,129
Restricted cash, noncurrent	12,274	6,974
Internal-use software, net	20,724	20,516
Intangible assets, net	27,315	33,255
Other assets	812	650
Noncurrent assets of discontinued operations	481	17,835
Total assets	$277,422	$395,167
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,781	$5,368
Accrued expenses and other current liabilities	59,426	30,832
Deferred revenue	62,919	64,827
Operating lease liabilities	5,891	4,932
Current liabilities of discontinued operations	9,823	21,372
Total current liabilities	145,840	127,331
Deferred revenue, noncurrent	—	10,000
Operating lease liabilities, noncurrent	54,653	59,835
Other liabilities	1,784	1,471
Noncurrent liabilities of discontinued operations	4,925	8,010
Total liabilities	207,202	206,647
Stockholders’ equity
Common stock, par value $0.0001 - Class A shares, 1,140,000,000 shares authorized, 19,640,404 and 16,169,741 shares issued and outstanding as of December 31, 2024 and March 31, 2024, respectively; Class B shares, 350,000,000 shares authorized, 7,105,086 and 8,336,229 shares issued and outstanding as of December 31, 2024 and March 31, 2024, respectively (1)	3	2
Additional paid-in capital (1)	2,417,343	2,361,606
Accumulated deficit	(2,347,126)	(2,173,088)
Total stockholders’ equity	70,220	188,520
Total liabilities and stockholders’ equity	$277,422	$395,167
(1)    Amounts have been adjusted to reflect the reverse stock split that became effective on October 16, 2024.

23andMe Holding Co.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(174,038)	$(457,870)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,374	19,171
Amortization and impairment of internal-use software	6,296	4,374
Stock-based compensation expense	50,467	101,198
Loss (gain) on disposal of property and equipment	60	(5)
Loss on disposition of Lemonaid Health Limited	—	2,026
Impairment of long-lived assets	10,041	—
Goodwill impairment	—	198,800
Other operating activities	—	(504)
Changes in operating assets and liabilities:
Accounts receivable, net	(6,749)	(16,257)
Inventories	(8,943)	(5,420)
Deferred cost of revenue	(5,128)	(6,846)
Prepaid expenses and other current assets	(980)	(4,490)
Operating lease right-of-use assets	5,565	5,341
Other assets	629	755
Accounts payable	(2,840)	669
Accrued expenses and other current liabilities	3,968	(5,906)
Deferred revenue	(11,908)	32,948
Operating lease liabilities	(6,981)	(6,483)
Other liabilities	313	(36)
Net cash used in operating activities	(128,854)	(138,535)
Cash flows from investing activities:
Purchases of property and equipment	(714)	(850)
Proceeds from sale of property and equipment	2,475	6
Capitalized internal-use software costs	(4,730)	(6,636)
Net cash used in investing activities	(2,969)	(7,480)
Cash flows from financing activities:
Proceeds from exercise of stock options	58	687
Proceeds from issuance of common stock under employee stock purchase plan	331	1,411
Payments of deferred offering costs	(4)	(356)
Payments for taxes related to net share settlement of equity awards	(135)	(158)
Net cash provided by financing activities	250	1,584
Net decrease in cash, cash equivalents and restricted cash	(131,573)	(144,431)
Cash, cash equivalents and restricted cash—beginning of period	224,861	395,222
Cash, cash equivalents and restricted cash—end of period	$93,288	$250,791
Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$79,350	$242,418
Restricted cash, current	1,664	1,399
Restricted cash, noncurrent	12,274	6,974
Total cash, cash equivalents and restricted cash	$93,288	$250,791

23andMe Holding Co.
Total Company Reconciliation of Non-GAAP Financial Measures
(In thousands)
(Unaudited)
The Company's Adjusted EBITDA from continuing operations is as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of net loss from continuing operations to Adjusted EBITDA from continuing operations:
Net loss from continuing operations	$(26,775)	$(259,700)	$(128,349)	$(376,365)
Adjustments:
Interest income, net	(1,282)	(3,230)	(5,865)	(11,289)
Other (income) expense, net	(316)	(23)	(312)	(501)
Provision for (benefit from) income taxes	—	19	(41)	55
Depreciation, amortization and impairment	2,970	4,153	10,562	11,482
Amortization of acquired intangible assets	1,776	2,397	5,327	9,673
Stock-based compensation expense	9,244	24,100	47,725	91,335
Loss on disposition of Lemonaid Health and transaction-related costs	—	—	—	2,375
Litigation settlement cost	—	—	—	98
Goodwill impairment	—	198,800	—	198,800
Cyber security incident expenses, net of probable insurance recoveries	1,384	1,000	12,337	1,000
Total Adjusted EBITDA from continuing operations	$(12,999)	$(32,484)	$(58,616)	$(73,337)